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                                                               EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

                                                         JURISDICTION OF
      NAME OF SUBSIDIARY                                  INCORPORATION
      ------------------                                 ---------------

Daniel Bolt and Gasket, Ltd.                             Canada

Daniel de Mexico, S.A.                                   Mexico

Daniel En-Fab Systems, Inc.                              Delaware

Daniel Flow Products, Inc.                               Delaware

Daniel Flow Products, Ltd.                               Canada

Daniel Industrial, Inc.                                  Delaware

Daniel Industries Foreign Sales Corporation              U.S. Virgin Islands

Daniel Industries Limited                                United Kingdom

Daniel Messtechnik GmbH Babelsberg                       Germany

Daniel Valve Company                                     Delaware

Danmasa, S.A. de C.V.                                    Mexico